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Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐
CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

TD BANKNORTH, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A U.S. National Banking Association	01-0137770
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

One Portland Square Portland, ME	04112
(Address of principal executive offices)	(Zip code)

TD BANKNORTH, NATIONAL ASSOCIATION
Law Department
Mail Stop No. ME089-35
Two Portland Square
Portland, ME 04112
(207) 761-8647
(Agent for Service)

Molson Coors Brewing Company	Delaware	84-0178360
(Exact Name of Obligor as Specified in Its Charter)	(State of Incorporation)	(I.R.S. identification number)
Coors Brewing Company	Colorado	84-1150943
(Exact Name of Obligor as Specified in Its Charter)	(State of Incorporation)	(I.R.S. identification number)
Molson Coors Capital Finance ULC	Nova Scotia	98-0449695
(Exact Name of Obligor as Specified in Its Charter)	(Province of Incorporation)	(I.R.S. identification number)
Coors Distributing Company	Colorado	84-0608086
(Exact Name of Obligor as Specified in Its Charter)	(State of Incorporation)	(I.R.S. identification number)
Coors International Market Development, L.L.L.P.	Colorado	84-1570323
(Exact Name of Obligor as Specified in Its Charter)	(State of Incorporation)	(I.R.S. identification number)
Coors Global Properties, Inc.	Colorado	26-0042885
(Exact Name of Obligor as Specified in Its Charter)	(State of Incorporation)	(I.R.S. identification number)
Coors Worldwide, Inc.	Colorado	84-1570317
(Exact Name of Obligor as Specified in Its Charter)	(State of Incorporation)	(I.R.S. identification number)
Coors Intercontinental, Inc.	Colorado	84-1262470
(Exact Name of Obligor as Specified in Its Charter)	(State of Incorporation)	(I.R.S. identification number)
Coors Brewing Company International, Inc.	Colorado	84-1208271
(Exact Name of Obligor as Specified in Its Charter)	(State of Incorporation)	(I.R.S. identification number)

1555 Notre Dame Street East Montreal, Quebec, Canada, H21, 2R5	1225 17th Street Denver, Colorado 80202
(Address of principal executive offices, including Zip Code)

4.85% Senior Notes due 2010
(Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency
    Treasury Department
    Washington, D.C.

    Federal Deposit Insurance Corporation
    Washington, D.C.

    The Board of Governors of the Federal Reserve System
    Washington, D.C.

  (b)
  Whether it is authorized to exercise corporate trust powers.

    The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

        None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility. The exhibits described in parenthesis below are attached to and are filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the articles of association of the trustee now in effect. (A copy of the articles of association of the trustee is attached and filed as a part of this Statement of Eligibility.)
Exhibit 2.
A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.
(A copy of the Comptroller of the Currency Certificate of Corporate Existence for the trustee dated April 16, 2003 is attached and filed as a part of this Statement of Eligibility.)
Exhibit 3.
A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in Exhibits 1 or 2.
(A copy of a letter dated May 26, 2000 from the Office of the Comptroller of the Currency approving the proposal of Peoples Heritage Savings Bank, National Association to conduct fiduciary powers pursuant to 12 USC 92a; a copy of a letter dated November 29, 2001 from the Office of the Comptroller of the Currency approving a merger into Peoples Heritage Savings Bank, National Association under the title "Banknorth, National Association"; and a copy of an Assistant Corporate Secretary Certificate of Banknorth, N.A. certifying a change of name to "TD Banknorth, National Association" and a letter from the Office of the Comptroller of the Currency dated May 11, 2005 confirming an amendment of its records to reflect such corporate title change effective May 23, 2005, are attached hereto as Exhibit 3 and filed as a part of this Statement of Eligibility.)
Exhibit 4.
A copy of the existing bylaws of the trustee, or instrument corresponding thereto.
(A copy of the By-laws of the trustee as now in effect is attached and filed as a part of this Statement of Eligibility.)

Exhibit 5.	Not applicable
Exhibit 6.
The consents of United States institutional trustees required by Section 321(b) of the Act.
(A copy of a consent of the trustee required by Section 321(b) of the Act is attached and filed as a part of this Statement of Eligibility.)
Exhibit 7.
A copy of the latest report of condition of the trustee published pursuant to the law or the requirements of its supervising or examining authority.
(A copy of the Consolidated Report of Condition and Income for the trustee is attached and filed as a part of this Statement of Eligibility.)
Exhibit 8.	Not applicable
Exhibit 9.	Not applicable

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, TD Banknorth, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Portland and State of Maine on the 11th day of October, 2005.

TD BANKNORTH, NATIONAL ASSOCIATION
By:	/s/ WARNER W. PRICE
Name:	Warner W. Price
Title:	Senior Vice President

EXHIBIT 6

October 11, 2005

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,
TD BANKNORTH, NATIONAL ASSOCIATION
By:	/s/ WARNER W. PRICE
Name:	Warner W. Price
Title:	Senior Vice President

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  Exhibit 25.1